Exhibit 99.1

PART I

ITEM 1.	BUSINESS

When used in this document, unless otherwise indicated by the context, “we,” “our,” “us,” and “Kodak” refer to the consolidated company on the basis of consolidation described in Note 1 to the consolidated financial statements in the “Financial Statements and Supplementary Data” filed as Exhibit 99.4 to the Current Report on Form 8-K to which this document is an exhibit (the “Financial Statements”). Also, unless otherwise indicated by the context, “EKC” means the parent company, Eastman Kodak Company (the “Company”).

Kodak provides directly and through partnerships with other innovative companies hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With its world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives.

Kodak is a global commercial printing and imaging company with proprietary technologies in materials science, digital imaging science and software, and deposition processes (methods whereby one or more layers of various materials in gaseous, liquid or small particle form are deposited on a substrate in precise quantities and positions). Kodak leverages its core technology products and services to develop solutions for the product goods packaging and graphic communications markets, and is commercializing products for the functional printing market. Kodak also offers brand licensing and intellectual property opportunities, provides products and services for motion pictures and other commercial films, and sells ink to its existing installed consumer inkjet printer base.

The Company was founded by George Eastman in 1880 and incorporated in 1901 in the State of New Jersey. Kodak is headquartered in Rochester, New York.

EMERGENCE FROM VOLUNTARY REORGANIZATION UNDER CHAPTER 11 PROCEEDINGS

On January 19, 2012 (the “Petition Date”), the Company and its U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) were jointly administered as Case No. 12-10202 (ALG) under the caption “In re Eastman Kodak Company.” The Debtors operated their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code and the orders of the Bankruptcy Court until their emergence from bankruptcy. The Company’s foreign subsidiaries were not part of the Chapter 11 Cases, and continued to operate in the ordinary course of business.

On August 23, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the revised First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (the “Plan”). On September 3, 2013 (the “Effective Date”), the Plan became effective and the Debtors emerged from chapter 11 protection.

Upon emergence from chapter 11, Kodak applied the provisions of fresh start accounting to its financial statements as of September 1, 2013. The adoption of fresh start accounting resulted in Kodak becoming a new entity for financial reporting purposes. Accordingly, the consolidated financial statements on or after September 1, 2013 are not comparable to the consolidated financial statements prior to that date. References to “Successor” or “Successor Company” relate to the reorganized Kodak subsequent to the Effective Date. References to “Predecessor” or “Predecessor Company” relate to Kodak prior to the Effective Date.

REPORTABLE SEGMENTS

Kodak has seven reportable segments: Print Systems, Enterprise Inkjet Systems, Micro 3D Printing and Packaging, Software and Solutions, Consumer and Film, Intellectual Property Solutions and Eastman Business Park. The balance of Kodak’s continuing operations, which do not meet the criteria of a reportable segment, are reported in All Other which is composed of Kodak’s consumer film business in countries where that business had not yet transferred ownership to the KPP Purchasing Parties (as defined in Note 24, “Emergence from Voluntary Reorganization under Chapter 11 Proceedings”) and the RED utilities variable interest entity.

Kodak’s sales and earnings by reportable segment for each of the past three years are shown in Note 23, “Segment Information,” in the Notes to Financial Statements.

Print Systems

The Print Systems segment is comprised of Prepress Solutions, which includes Kodak’s digital offset plate offerings and computer-to-plate imaging solutions, and Electrophotographic Printing Solutions, which offers high-quality digital printing solutions using electrically charged toner based technology. The Print Systems segment provides digital and traditional product and service offerings to a variety of commercial industries, including commercial print, direct mail, book publishing, newspapers and magazines and packaging. While the businesses in this segment are experiencing pricing pressure, continued innovations in Kodak product lines that can command premium prices offset some of the long term market price erosion.

Prepress Solutions capitalizes on a contract-based, stable and recurring cash flow-generative business model. The average duration of customer contracts is two to three years. These contracts offer stability and generate recurring revenue. The core of the business is the manufacturing of aluminum digital printing plates of varying sizes. These plates can be as small as 23cm x 27cm and as large as 126cm x 287cm. Unexposed plates are sold to commercial printing companies for use in the offset printing process. Kodak also manufactures equipment, known as Computer to Plate (“CTP”) equipment, which images the plates with a laser. The plates are used in the offset printing process, which transfers ink from the plate onto a rubber blanket and then onto the substrate to be printed. Due to the nature of the imaging and printing process, a new plate must be used for each printing run. As a result, there is a recurring revenue stream from the sale of these plates.

The Print Systems products and services are sold globally to customers through both a direct sales team as well as indirectly through dealers. Its primary competitors are Fuji and Agfa. Kodak expects to benefit from current industry trends, including customers’ increasing focus on sustainability initiatives, which strengthens demand for Kodak’s process-free solutions.

•	Prepress Solutions:

•	Digital offset plates, including KODAK SONORA Process Free Plates. KODAK SONORA Process Free Plates are prepared directly with a CTP thermal output device and do not require subsequent processing chemistry, processing equipment or chemical disposal. As a result, the plates deliver cost savings and efficiency for customers and promote environmental sustainability practices.

•	CTP output devices that are used by customers to transfer images onto aluminum offset printing plates and provide consistent and high quality imaging for offset press applications. CTP products provide high resolution, consistency and stability in thermal imaging. Kodak also offers a lower cost CTP system using TH5 imaging technology, which provides a highly efficient and cost-effective imaging solution at a lower price point.

•	Net sales for Prepress Solutions accounted for 54%, 51%, 51% and 46% of total net revenue for the years ended December 31, 2015 and December 31, 2014, the four months ended December 31, 2013 and the eight months ended August 31, 2013, respectively.

•	Electrophotographic Printing Solutions:

•	NEXPRESS printers produce high-quality, differentiated printing of short-run, personalized print applications, such as direct mail, books, marketing collateral and photo products.

•	DIGIMASTER printers use monochrome electrophotographic printing technology for transactional printing, short-run books, corporate documentation, manuals and direct mail.

•	Net sales for Electrophotographic Printing Solutions accounted for 11%, 10%, 11% and 10% of total net revenue for the years ended December 31, 2015 and December 31, 2014, the four months ended December 31, 2013 and the eight months ended August 31, 2013, respectively.

The Print Systems segment also provides service and support related to these products.

Micro 3D Printing and Packaging

The Micro 3D Printing and Packaging segment includes flexographic printing equipment and plates and related consumables and services, as well as printed functional materials and components. Micro 3D Printing is a new line of business that seeks to provide innovative printing techniques to customers for both premium marketing applications and manufacturing applications. Because Micro 3D Printing is a new line of business, the Micro 3D Printing and Packaging segment currently requires a higher degree of investment and has a lower contribution to earnings than other segments. Micro 3D Printing and Packaging products are sold directly by Kodak and indirectly through dealers.

•	Micro 3D Printing

•	The Micro 3D Printing products offer many advantages over traditionally manufactured products, including lower cost points and reduced adverse environmental impact. Traditionally manufactured products require higher material costs, additional manufacturing steps, and, for the most widely used technology, the mining of a rare metal. Within Micro 3D printing, Kodak has been developing solutions in two touch screen technologies–silver metal mesh and copper mesh. Kodak will exit its position in silver metal mesh development and has decided to focus its development of touch sensors on copper mesh technology, progressing with competitive cost and feature sets. Kodak is working with lead customers in large format and industrial markets to achieve market introduction in 2016.

•	Packaging

•	The Packaging business consists of flexographic printing equipment and related consumables and services, which enable graphic customization of a wide variety of packaging materials. The flagship FLEXCEL NX system provides imaging devices to deliver high productivity and consistency, as well as a full tonal range for flexographic printing. The new FLEXCEL Direct System is a next generation platform that significantly reduces the steps needed to produce flexographic plates.

Software and Solutions

The Software and Solutions segment is comprised of Kodak Technology Solutions, which includes enterprise services and solutions, and Unified Workflow Solutions. Unified Workflow Solutions is an established product line whereas Kodak Technology Solutions includes growing product lines that leverage existing Kodak technologies and intellectual property in new applications. These business initiatives generally do not require substantial additional investment and it is expected that they will grow in contribution to earnings.

The Software and Solutions segment offers a leading suite of solutions for print production workflow, including the PRINERGY workflow production software, by providing customer value through automation, web integration and integration with other Kodak systems and third-party offerings. Kodak believes it is a leader in production workflow solutions for the commercial print and packaging industries with over 13,000 systems installed in some of the largest printing and packaging establishments around the world. Production workflow software is used by customers to manage digital and conventional print content from file creation to output. Production workflow software manages content and color, reduces manual errors and helps customers manage the collaborative creative process.

The Software and Solutions segment also assists organizations with challenges and opportunities created by the worldwide digital transformation. It provides print and managed media services that assist customers with solutions for their printing requirements, including services to help brand owners combat counterfeiters and diverters; and document management services, including expertise in the capture, archiving, retrieval and delivery of documents. Software and Solutions serves enterprise customers in numerous sectors, including governments, pharmaceuticals and life sciences, consumer and luxury product goods and retail and financial services.

Consumer and Film

The Consumer and Film segment is comprised of three lines of business: Motion Picture, Industrial Chemicals and Films; Consumer Inkjet Solutions; and Consumer Products. Kodak views the Consumer and Film segment as a declining/mature group of businesses.

•	Motion Picture, Industrial Chemicals and Films:

•	Includes the motion picture film business serving the entertainment and advertising industries. Motion picture products are sold directly to studios, laboratories and independent filmmakers. Sales of motion picture film have declined significantly in recent years. In view of this decline, in January 2015 Kodak finalized film supply agreements with major Hollywood studios. The industry has shown support for a plan to extend film’s future, which enables Kodak to maintain production of film for the entertainment industry.

•	Offers industrial films, including films used by the electronics industry to produce printed circuit boards.

•	The business also includes related component businesses: Polyester Film; Solvent Recovery; and Specialty Chemicals, Inks and Dispersions.

•	Net sales for Motion Picture, Industrial Chemicals and Films accounted for 11%, 11%, 11% and 13% of total net revenue for the years ended December 31, 2015 and December 31, 2014, the four months ended December 31, 2013 and the eight months ended August 31, 2013, respectively.

•	Consumer Inkjet Solutions:

•	Involves the sale of ink to an existing installed base of consumer inkjet printers

•	Consumer Products:

•	Includes licensing of Kodak brands to third parties and consumer products. Kodak currently licenses its brand for use with a range of consumer products including batteries, cameras and camera accessories and recordable media. Kodak intends to continue efforts to grow its portfolio of consumer product licenses in order to generate both ongoing royalty streams and upfront payments.

Enterprise Inkjet Systems

The Enterprise Inkjet Systems segment contains a base of customers which use KODAK VERSAMARK printing systems, comprised of inkjet printing heads, inks, head refurbishment services as well as on-site maintenance service from Kodak. Applications of the VERSAMARK printing systems include publishing, transactional, commercial print and direct mail.

Intellectual Property Solutions

The Intellectual Property Solutions segment contains the research laboratories and includes licensing as well as new business development activities related to Kodak’s patents and proprietary technology. Through this segment Kodak conducts research and files patent applications with fundamental inventions from the Kodak Research Laboratories. Additionally, Kodak continues to file significant numbers of new patent applications in areas aligned with its core businesses. Via these core business patent applications along with the research inventions, Kodak maintains a large worldwide portfolio of pending applications and issued patents. Kodak actively seeks opportunities to leverage its patents and associated technology in licensing and/or cross-licensing deals to support both revenue growth and its ongoing businesses. While revenues from these licensing activities tend to be unpredictable in nature, this segment still carries potential for material revenue generation. The Intellectual Property Solutions segment also actively pursues additional revenues via new business development through commercialization partnerships and grants or external investment in commercialization of new technologies and products.

Eastman Business Park

The Eastman Business Park segment includes the operations of the Eastman Business Park, a more than 1,200 acre technology center and industrial complex in Rochester, New York and the leasing activities related to that space. A large portion of this facility is used in Kodak’s own manufacturing and other operations, while the remaining portion is occupied by external tenants or available for rent to external tenants.

DISCONTINUED OPERATIONS

Discontinued operations of Kodak include the PROSPER Enterprise Inkjet business, the Personalized Imaging and Document Imaging businesses as well as other miscellaneous businesses. Refer to Note 27, “Discontinued Operations” in the Notes to Financial Statements for additional information.

FINANCIAL INFORMATION BY GEOGRAPHIC AREA

Financial information by geographic area for the past three years is shown in Note 23, “Segment Information,” in the Notes to Financial Statements.

RAW MATERIALS

The raw materials used by Kodak are many and varied, and are generally readily available. Lithographic aluminum is the primary material used in the manufacture of offset printing plates. Kodak procures lithographic aluminum coils from several suppliers with pricing based, in part, on either prevailing market prices for aluminum or on fixed prices for aluminum agreed to up to two years prior. Electronic components are used in the manufacturing of commercial printers and other electronic devices. Although most electronic components are generally available from multiple sources, certain key electronic components included in the finished goods manufactured by and purchased from Kodak’s third party suppliers are obtained from single or limited sources, which may subject Kodak to supply risks.

SEASONALITY OF BUSINESS

Equipment and plate sales generally are higher in the fourth quarter, resulting from customer or industry budgeting practices and buying patterns.

RESEARCH AND DEVELOPMENT

Through the years, Kodak has engaged in extensive and productive efforts in research and development.

Research and development is headquartered in Rochester, New York. Other U.S. groups are located in Stamford, Connecticut; Dayton, Ohio; Oakdale, Minnesota; and Columbus, Georgia. Outside the U.S., groups are located in Canada, England, Israel, Germany, Japan and China. These groups work in close cooperation with manufacturing units and marketing organizations to develop new products and applications to serve both existing and new markets.

Kodak’s general practice is to protect its investment in research and development and its freedom to use its inventions by obtaining patents. The ownership of these patents contributes to Kodak’s ability to provide industry-leading products. Kodak holds portfolios of patents in several areas important to its business, including the specific technologies previously discussed, such as flexographic and lithographic printing plates and related equipment systems; digital printing workflow and color management proofing systems; color and black-and-white electrophotographic printing systems including key press components and toners; commercial inkjet writing systems and components, presses and inks; consumer inkjet inks and media; functional printing materials, formulations, and deposition modalities; security materials; embedded information; and color negative films, processing and print films. Each of these areas is important to existing and emerging business opportunities that bear directly on Kodak’s overall business performance.

Kodak’s major products are not dependent upon one single, material patent. Rather, the technologies that underlie Kodak’s products are supported by an aggregation of patents having various remaining lives and expiration dates. There is no individual patent, or group of patents, whose expiration is expected to have a material impact on Kodak’s results of operations.

Research and development expenses totaled $44 million in 2015, $64 million in 2014, $21 million in the four months ended December 31, 2013 and $44 million in the eight months ended August 31, 2013.

ENVIRONMENTAL PROTECTION

Kodak is subject to various laws and governmental regulations concerning environmental matters. The U.S. federal environmental legislation and state regulatory programs having an impact on Kodak include the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the NY State Chemical Bulk Storage Regulations and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (the “Superfund Law”).

It is Kodak’s policy to carry out its business activities in a manner consistent with sound health, safety and environmental management practices, and to comply with applicable health, safety and environmental laws and regulations. Kodak continues to engage in programs for environmental, health and safety protection and control.

Based upon information presently available, future costs associated with environmental compliance are not expected to have a material effect on Kodak’s capital expenditures or competitive position, although costs could be material to a particular quarter or year.

EMPLOYMENT

At the end of 2015, Kodak employed the full time equivalent of approximately 6,400 people globally, of whom approximately 2,800 were employed in the U.S. The actual number of employees may be greater because some individuals work part time.

AVAILABLE INFORMATION

Kodak files many reports with the Securities and Exchange Commission (“SEC”) (www.sec.gov), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These reports, and amendments to these reports, are made available free of charge as soon as reasonably practicable after being electronically filed with or furnished to the SEC. They are available through Kodak’s website at www.Kodak.com. To reach the SEC filings, follow the links to About Kodak, Investor Center, Financial Information and then SEC Filings.

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